EXHIBIT 99.2

UNITED STATES OF AMERICA
Before the
SECURITIES AND EXCHANGE COMMISSION

INVESTMENT ADVISERS ACT OF 1940
Release No. 2277 / August 18, 2004

INVESTMENT COMPANY ACT OF 1940
Release No. 26532 / August 18, 2004

ADMINISTRATIVE PROCEEDING
File No. 3-11590

In the Matter of Janus Capital Management, LLC Respondent.	ORDER INSTITUTING ADMINISTRATIVE AND
CEASE-AND-DESIST PROCEEDINGS PURSUANT TO
SECTIONS 203(e) AND 203(k) OF THE INVESTMENT
ADVISERS ACT OF 1940 AND SECTIONS 9(b) AND
9(f) OF THE INVESTMENT COMPANY ACT OF 1940,
MAKING FINDINGS, AND IMPOSING REMEDIAL
SANCTIONS AND A CEASE-AND-DESIST ORDER

I.

     The United States Securities and Exchange Commission (the “Commission”) deems it appropriate and in the public interest that administrative and cease-and-desist proceedings be, and hereby are, instituted pursuant to Sections 203(e) and 203(k) of the Investment Advisers Act of 1940 (“Advisers Act”), and Sections 9(b) and 9(f) of the Investment Company Act of 1940 (“Investment Company Act”) against Janus Capital Management LLC (“JCM”, “Janus” or the “Respondent”).

II.

     In anticipation of the institution of these proceedings, the Respondent has submitted an Offer of Settlement (the “Offer”) that the Commission has determined to accept. Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the Commission or in which the Commission is a party, and without admitting or denying the findings, except those findings pertaining to the jurisdiction of the Commission over it and the subject matter of these proceedings, the Respondent consents to the entry of this Order Instituting Administrative and Cease-and-Desist Proceedings Pursuant to Sections 203(e) and 203(k) of the Investment Advisers Act of 1940, and Sections 9(b) and 9(f) of the Investment Company Act of 1940, Making Findings, and Imposing Remedial Sanctions and a Cease-and-Desist Order (“Order”) as set forth below.

III.

     On the basis of this Order and Respondent’s Offer, the Commission finds1 that:

Overview

     1. This is a proceeding against JCM based on its negotiated, but undisclosed, market timing agreements in which JCM permitted 12 entities (the “Market Timers” or “Timers”) to market time certain Janus mutual funds while representing to other shareholders that it did not permit frequent trading or market timing in its mutual funds. Market timing includes (a) frequent buying and selling of shares of the same mutual fund or (b) buying or selling mutual fund shares in order to exploit inefficiencies in mutual fund pricing. Market timing, while not illegal per se, can harm other mutual fund shareholders because it can dilute the value of their shares, if the market timer is exploiting pricing inefficiencies, or disrupt the management of the mutual fund’s investment portfolio and can cause the targeted mutual fund to incur costs borne by other shareholders to accommodate frequent buying and selling of shares by the market timer.

     2. Some of the timing agreements were entered into with the understanding that the Market Timer would make long term investments, so-called “sticky assets,” in certain Janus mutual funds. In addition, JCM waived all redemption fees that would have otherwise been assessed against the Market Timers for their frequent trading activity.

     3. The market timing agreements financially benefited JCM in that JCM realized additional advisory fees from the timed funds and sticky assets under its management. Because of JCM’s financial interest in the increased assets under management, JCM had a conflict of interest with the Janus mutual funds subject to the market timing agreements. JCM failed to disclose the conflict of interest to the Board of Trustees and the shareholders of the affected mutual funds, thereby breaching JCM’s fiduciary duty to the mutual funds.

     4. At the same time JCM entered into and maintained market timing agreements, the prospectuses for the funds being timed stated, or at least strongly implied, that JCM did not permit frequent trading or market timing in these funds. In addition to the prohibitions against market timing contained in its prospectuses, JCM regularly monitored and policed market timing and frequent trading in the Janus funds and took steps to stop such trading when it was identified, including barring shareholders from the funds.

[1]	The findings herein are made pursuant to the Respondent’s Offer and are not binding on any other person or entity in this or any other proceeding.

Respondent

     5. JCM, a Delaware limited liability company headquartered in Denver, Colorado, is registered with the Commission as an investment adviser pursuant to Section 203(c) of the Advisers Act. JCM serves as the investment adviser to certain mutual funds. JCM is a wholly owned subsidiary of Janus Capital Group Inc. (“JCG”), a public holding company whose stock trades on the New York Stock Exchange.

Facts

JCM’s Market Timing Agreements

     6. Between November 2001 and September 2003, JCM entered into or maintained agreements with 12 Market Timers that allowed those entities to “market time” mutual funds for which JCM was the investment adviser. These agreements permitted the Market Timers to trade far more frequently than other shareholders and, in some cases, to make frequent trades of up to tens of millions of dollars each in the mutual funds. Certain members of JCM’s senior management and certain portfolio managers knew about, or were reckless in not knowing about, the approved market timing relationships.

     7. Certain members of JCM’s sales group negotiated the market timing agreements orally or through email communications and did not otherwise document agreements with the Market Timers in written contracts. Under these agreements, JCM usually negotiated a certain number of “round trips” allowed within a given time frame and a maximum dollar amount for each exchange.

     8. After negotiating the market timing agreements, the sales group communicated the terms of the agreements to JCM’s operations group to help ensure that all approved timing activity was timely processed and not restricted as part of JCM’s normal practice of monitoring and restricting market timing in Janus funds. By 2003, JCM’s operations group began maintaining a list of approved Market Timers. By June 2003, that list included specific information about the agreements such as the client contact, the names of the funds approved for frequent trading, dollar trade limits, number of approved trades, and total dollar amount invested.

     9. Certain Janus funds in which Market Timers engaged in frequent trading assessed redemption fees. These redemption fees were adopted to offset brokerage commissions and other costs associated with changes in the mutual funds’ asset level and cash flow due to short-term trading. A single such fund assessed redemption fees for the entire time period from November 2001 through August 2003. Other such funds assessed redemption fees beginning in March or June 2003. As part of its agreements with the Market Timers, JCM waived redemption fees for their trading in these funds.

     10. In connection with some of its market timing agreements, JCM required the approved Market Timer to maintain, or “park,” “sticky assets” in Janus mutual funds that were not being timed. In other instances, JCM understood that the total amount of a Market Timer’s investments in Janus mutual funds would be substantially greater than the daily trade limits set by JCM for that Market Timer.

     11. In addition to the management fees it received from assets being timed by the Market Timers, JCM received additional management fees from the non-timed assets that the Market Timers parked in Janus funds.

     12. Most of the market timing under the timing agreements occurred within seven Janus funds.

     13. Collectively, the timing activity by the Market Timers caused a substantial amount in dilution to the affected Janus mutual funds.

     14. JCM breached its fiduciary duty to the mutual funds subject to the timing agreements by failing to disclose its conflict of interest with the mutual funds arising from the market timing agreements.

JCM’s Largest Timer

     15. Between November 2001 and September 2003, JCM’s single largest timer (the “Largest Timer”) was permitted to time at least seven Janus funds, making more than 500 trades that included total purchases of more than $2.5 billion dollars. By the Summer of 2003, the Largest Timer had as much as $263,000,000 invested in Janus funds at any give time.

     16. In November 2001, the Largest Timer initially invested in the Janus Mercury Fund as a result of a friendship between a then portfolio manager at JCM and a principal at the Largest Timer. The Largest Timer began timing the Janus Mercury Fund shortly thereafter, and was permitted to do so by JCM.

     17. By April 2002, the Largest Timer began making frequent trades in other Janus funds.

     18. During most of the time that it was making frequent trades in Janus mutual funds, the Largest Timer invested additional assets that were substantially greater than the daily trade limits set by JCM for the Largest Timer.

     19. JCM did not assess applicable redemption fees against the Largest Timer for its short-term trading activity.

The Funds’ Prospectuses Prohibited, and JCM Actively Policed, Market Timing and Frequent Trading in Janus Mutual Funds at the Same Time that JCM Allowed the Approved Market Timers to Time the Funds

     20. During the same time period that JCM entered into agreements with the Market Timers and allowed the Market Timers to make frequent trades in the Janus funds, the prospectuses for these funds stated, or at least strongly implied, that JCM did not permit frequent trading or market timing in these funds. The prospectuses also stated that frequent trading in the funds could disrupt portfolio investment strategies and increase fund expenses for all fund shareholders, and stated that the funds were not intended for market timing or excessive trading.

     21. Between November 2001 and September 2003, JCM provided these prospectuses to shareholders and prospective shareholders in the funds and filed registration statements containing these prospectuses with the Commission.

     22. In an effort to effectuate the prohibition on market timing set forth in the funds’ prospectuses, JCM regularly monitored and policed market timing and frequent trading in the funds and took steps, in certain circumstances, to stop such trading when it was identified, including barring shareholders from the funds. At the same time it was policing market timing and frequent trading, and prohibiting other shareholders from engaging in it, JCM allowed the Market Timers to engage in these practices.

     23. In the Fall of 2002, as part of JCM’s efforts to combat market timing in Janus mutual funds, JCM’s then Chief Executive Officer commissioned an internal study to examine the market timing problem and make recommendations to address the problem. At the conclusion of this study, a report was prepared that highlighted the adverse impacts associated with market timing in mutual funds, identified the fact that JCM had approved market timing agreements, and recommended that these agreements be terminated.

     24. More than 30 people at JCM, including several members of senior management, received a copy of this market timing report. Nevertheless, JCM did not terminate its approved market timing relationships at this time and continued to enter into agreements with Market Timers until July 2003.

Violations

     25. As a result of the conduct described above, JCM willfully violated Sections 206(1) and 206(2) of the Advisers Act in that, while acting as an investment adviser, it employed devices, schemes, or artifices to defraud clients or prospective clients, and engaged in transactions, practices, or courses of business which operated or would operate as a fraud or deceit upon clients or prospective clients. Specifically, JCM entered into agreements with the Market Timers that created a conflict of interest JCM knowingly or recklessly failed to disclose to the Board of Trustees of the funds and that were inconsistent with the funds’ prospectus disclosures.

     26. As a result of the conduct described above, JCM willfully violated Section 34(b) of the Investment Company Act in that it made an untrue statement of material fact in a registration statement, application, report, account, record, or other document filed or transmitted pursuant to the Investment Company Act, or omitted to state therein any fact necessary in order to prevent the statements made therein, in the light of the circumstances under which they were made, from being materially misleading. For example, JCM filed several registration statements with the Commission containing prospectuses that falsely stated or otherwise represented that JCM did not permit frequent trading or market timing in its mutual funds.

     27. As a result of the conduct described above, JCM, an affiliated person of the timed mutual funds, willfully violated Section 17(d) of the Investment Company Act and Rule 17d-1 thereunder, in that, while acting as a principal, it participated in and effected transactions in connection with joint arrangements in which the funds were participants without filing an application with the Commission and obtaining a Commission order approving the transactions.

Undertakings

     28. In determining to accept the Offer, the Commission has considered the following efforts voluntarily undertaken by JCM:

a.	JCM will use its best efforts to cause the Janus funds to operate in accordance with the following governance policies and practices, which the funds have represented are currently in effect:

i.	No more than 25 percent of the members of the Board of Trustees of any Janus fund will be persons who either (a) were directors, officers or employees of JCM at any point during the preceding 10 years or (b) are interested persons, as defined in the Investment Company Act, of the fund or of JCM. In the event that the Board of Trustees fails to meet this requirement at any time due to the death, resignation, retirement or removal of any independent Trustee, the independent Trustees will take such steps as may be necessary to bring the Board in compliance within a reasonable period of time;

ii.	No chairman of the Board of Trustees of any Janus fund will either (a) have been a director, officer or employee of JCM at any point during the preceding 10 years or (b) be an interested person, as defined in the Investment Company Act, of the fund or of JCM; and

iii.	Any person who acts as counsel to the independent Trustees of any Janus fund will be an “independent legal counsel” as defined by Rule 0-1 under the Investment Company Act.

b.	No action will be taken by the Board of Trustees or by any committee thereof unless such action is approved by a majority of the members of the Board of Trustees or of such committee, as the case may be, who are not neither (i) persons who were directors, officers of employees of JCM at any point during the preceding 10 years nor (ii) interested persons, as defined in the Investment Company Act, of the fund or of JCM. In the event that any action proposed to be taken by and approved by a vote of a majority of the independent Trustees of a fund is not approved by the Board of Trustees, the fund will disclose such proposal and the related Board vote in its shareholder report for such period.

c.	Commencing in 2005 and not less than every fifth calendar year thereafter, each Janus fund will hold a meeting of shareholders at which the Board of Trustees will be elected.

d.	The Funds shall comply with rule 38a-1 by the earlier of (i) 45 days from the entry of this Order, or (ii) the October 5, 2004 compliance date for the rule as adopted by the Commission. See Compliance Programs of Investment Companies and Investment Advisers, Investment Company Act Rel. No. 26299 (Dec. 17, 2003) (adopting release). See also Paragraph 30(f), below.

     29. Ongoing Cooperation. In determining to accept the Offer, the Commission has considered the following efforts voluntarily undertaken by JCM.

JCM shall cooperate fully with the Commission in any and all investigations, litigations or other proceedings relating to or arising from the matters described in the Order. In connection with such cooperation, JCM has undertaken:

a.	To produce, without service of a notice or subpoena, any and all documents and other information reasonably requested by the Commission’s staff;

b.	To use its best efforts to cause its employees to be interviewed by the Commission’s staff at such times as the staff reasonably may direct;

c.	To use its best efforts to cause its employees to appear and testify truthfully and completely without service of a notice or subpoena in such investigations, depositions, hearings or trials as may be requested by the Commission’s staff; and

d.	That in connection with any testimony of JCM to be conducted at deposition, hearing or trial pursuant to a notice or subpoena, JCM:

i.	Agrees that any such notice or subpoena for JCM’s appearance and testimony may be served by regular mail on its attorneys, John Sturc, Esq., Gibson, Dunn & Crutcher LLP, 1050 Connecticut Avenue, N.W., Washington D.C., 20036-5306, or James Clark, Esq., Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California, 90071-3197; and

ii.	Agrees that any such notice or subpoena for JCM’s appearance and testimony in an action pending in a United States District Court may be served, and may require testimony, beyond the territorial limits imposed by the Federal Rules of Civil Procedure.

     30. Compliance and Ethics Oversight Structure. JCM shall maintain a compliance and ethics oversight infrastructure having the following characteristics:

a.	JCM shall maintain a Code of Ethics Oversight Committee having responsibility for all matters relating to issues arising under the JCM Code of Ethics. The Code of Ethics Oversight Committee shall be comprised of senior managers of JCM’s business units. JCM shall hold at least quarterly meetings of the Code of Ethics Oversight Committee to review violations of the Code of Ethics, as well as to consider policy matters relating to the Code of Ethics. JCM shall report on issues arising under the Code of Ethics, including all violations thereof, to the Legal and Regulatory Committee of the Trustees of the Janus funds with such frequency as the Legal and Regulatory Committee may instruct, and in any event at least quarterly, provided however that any material violation shall be reported promptly.

b.	JCM shall establish an Internal Compliance Controls Committee to be chaired by JCM’s Chief Compliance Officer, which Committee shall have as its members senior managers of JCM’s business units. Notice of all meetings of the Internal Compliance Controls Committee shall be given to the independent Trustees of the Janus funds, who shall be invited to attend and participate in such meetings. The Internal Compliance Controls Committee shall review compliance issues throughout the business of JCM, endeavor to develop solutions to those issues as they may arise from time to time, and oversee implementation of those solutions. The Internal Compliance Controls Committee shall provide reports on internal compliance matters to the Legal and Regulatory Committee of the Trustees of the Janus funds with such frequency as the independent Trustees of such funds may instruct, and in any event at least quarterly. JCM shall also provide to the Audit Committee of JCG the same reports of the Code of Ethics Oversight Committee and the Internal Compliance Controls Committee that it provides to the Legal and Regulatory Committee of the Janus funds.

c.	JCM shall establish and staff a full-time senior-level position whose responsibilities shall include compliance matters related to conflicts of interests. This officer will report directly to the Chief Compliance Officer of JCM.

d.	JCM shall require the Chief Compliance Officer of JCM to report to the independent Trustees of the Janus funds any breach of fiduciary duty and/or the federal securities laws of which he or she becomes aware in the course of carrying out his or her duties, with such frequency as the independent Trustees may instruct, and in any event at least quarterly, provided however that any material breach (i.e., any breach that would be important, qualitatively or quantitatively, to a reasonable Trustee) shall be reported promptly.

e.	JCM shall establish a corporate ombudsman to whom JCM employees may convey concerns about JCM business matters that they believe implicate matters of ethics or questionable practices. JCM shall establish procedures to investigate matters brought to the attention of the ombudsman, and these procedures shall be presented for review and approval by the independent Trustees of the Janus funds. JCM shall also review matters brought to the attention of the ombudsman, along with any resolution of such matters, with the independent Trustees of the Janus funds with such frequency as the independent Trustees of such funds may instruct.

f.	JCM shall comply with Rule 206(4)-7 by the earlier of (i) 45 days from the entry of this Order, or (ii) the October 5, 2004 compliance date for the rule as adopted by the Commission. See Compliance Programs of Investment Companies and

Investment Advisers, Investment Company Act Rel. no. 26299 (Dec. 17, 2003) (adopting release). See also, Paragraph 28(d), above.

     31. Independent Compliance Consultant. JCM shall retain, within 90 days of the date of entry of the Order, the services of an Independent Compliance Consultant not unacceptable to the staff of the Commission and a majority of the independent Trustees of the Janus funds. The Independent Compliance Consultant’s compensation and expenses shall be borne exclusively by JCM or its affiliates. JCM shall require the Independent Compliance Consultant to conduct a comprehensive review of JCM’s supervisory, compliance, and other policies and procedures designed to prevent and detect breaches of fiduciary duty, breaches of the Code of Ethics and federal securities law violations by JCM and its employees. This review shall include, but shall not be limited to, a review of JCM’s market timing controls across all areas of its business, a review of the Janus funds’ pricing practices that may make those funds vulnerable to market timing, a review of the Janus funds’ utilization of short term trading fees and other controls for deterring excessive short term trading, and a review of JCM’s policies and procedures concerning conflicts of interest, including conflicts arising from advisory services to multiple clients. JCM shall cooperate fully with the Independent Compliance Consultant and shall provide the Independent Compliance Consultant with access to its files, books, records, and personnel as reasonably requested for the review.

a.	JCM shall require that, at the conclusion of the review, which in no event shall be more than 180 days after the date of entry of the Order, the Independent Compliance Consultant shall submit a Report to JCM, the Trustees of the Janus funds, and the staff of the Commission. The Report shall address the issues described in subparagraph 31 of these undertakings, and shall include a description of the review performed, the conclusions reached, the Independent Compliance Consultant’s recommendations for changes in or improvements to policies and procedures of JCM and the Janus funds, and a procedure for implementing the recommended changes in or improvements to JCM’s policies and procedures.

b.	JCM shall adopt all recommendations with respect to JCM contained in the Report of the Independent Compliance Consultant; provided, however, that within 210 days after the date of entry of the Order, JCM shall in writing advise the Independent Compliance Consultant, the Trustees of the Janus funds and the staff of the Commission of any recommendations that it considers to be unnecessary or inappropriate. With respect to any recommendation that JCM considers unnecessary or inappropriate, JCM need not adopt that recommendation at that time but shall propose in writing an alternative policy, procedure or system designed to achieve the same objective or purpose.

c.	As to any recommendation with respect to JCM’s policies and procedures on which JCM and the Independent Compliance Consultant do not agree, such parties shall attempt in good faith to reach an agreement within 240 days of the date of entry of the Order. In the event JCM and the Independent Compliance Consultant are unable to agree on an alternative proposal acceptable to the staff of the Commission, JCM will abide by the determinations of the Independent Compliance Consultant.
d.	JCM (i) shall not have the authority to terminate the Independent Compliance Consultant, without the prior written approval of the majority of the independent Trustees and the staff of the Commission; (ii) shall compensate the Independent Compliance Consultant, and persons engaged to assist the Independent Compliance Consultant, for services rendered pursuant to the Order at their reasonable and customary rates; and, (iii) shall not be in and shall not have an attorney-client relationship with the Independent Compliance Consultant and shall not seek to invoke the attorney-client or any other doctrine or privilege to prevent the Independent Compliance Consultant from transmitting any information, reports, or documents to the Trustees or the Commission.

e.	JCM shall require that the Independent Compliance Consultant, for the period of the engagement and for a period of two years from completion of the engagement, shall not enter into any employment, consultant, attorney-client, auditing or other professional relationship with JCM, or any of its present or former affiliates, directors, officers, employees, or agents acting in their capacity as such. JCM shall require that any firm with which the Independent Compliance Consultant is affiliated in performance of his or her duties under the Order shall not, without prior written consent of the independent Trustees and the staff of the Commission, enter into any employment, consultant, attorney-client, auditing or other professional relationship with JCM, or any of its present or former affiliates, directors, officers, employees, or agents acting in their capacity as such for the period of the engagement and for a period of two years after the engagement.

     32. Periodic Compliance Review. Commencing in 2006, and at least once every other year thereafter, JCM shall undergo a compliance review by a third party, who is not an interested person, as defined in the Investment Company Act, of JCM. At the conclusion of the review, the third party shall issue a report of its findings and recommendations concerning JCM’s supervisory, compliance, and other policies and procedures designed to prevent and detect breaches of fiduciary duty, breaches of the Code of Ethics and federal securities law violations by JCM and its employees in connection with their duties and activities on behalf of and related to the Janus funds. Each such report shall be promptly delivered to JCM’s Internal Compliance Controls Committee and to the Legal and Regulatory Committee of the Board of Trustees of each Janus fund.

     33. Independent Distribution Consultant. JCM shall retain, within 90 days of the date of entry of the Order, the services of an Independent Distribution Consultant not unacceptable to the staff of the Commission and the independent Trustees of the Janus funds. The Independent Distribution Consultant’s compensation and expenses shall be borne exclusively by JCM. JCM shall cooperate fully with the Independent Distribution Consultant and shall provide the Independent Distribution Consultant with access to its files, books, records, and personnel as reasonably requested for the review. JCM shall require that the Independent Distribution Consultant develop a Distribution Plan for the distribution of all of the disgorgement and penalty ordered in Section IV, Paragraph C of the Order, and any interest or earnings thereon, according to a methodology developed in consultation with JCM and acceptable to the staff of the Commission and the independent Trustees of the Janus funds. The Distribution Plan shall provide for investors to receive, from the monies available for distribution in order of priority, (i) their proportionate share of losses suffered by the fund due to market timing, and (ii) a proportionate share of advisory fees paid by funds that suffered such losses during the period of such market timing.

a.	JCM shall require that the Independent Distribution Consultant submit a Distribution Plan to JCM and the staff of the Commission no more than 160 days after the date of entry of the Order.

b.	The Distribution Plan developed by the Independent Distribution Consultant shall be binding unless, within 190 days after the date of entry of the Order, JCM or the staff of the Commission advises, in writing, the Independent Distribution Consultant of any determination or calculation from the Distribution Plan that it considers to be inappropriate and states in writing the reasons for considering such determination or calculation inappropriate.

c.	With respect to any determination or calculation with which JCM or the staff of the Commission do not agree, such parties shall attempt in good faith to reach an agreement within 220 days of the date of entry of the Order. In the event that JCM and the staff of the Commission are unable to agree on an alternative determination or calculation, the determinations and calculations of the Independent Distribution Consultant shall be binding.

d.	Within 235 days of the date of entry of this Order, JCM shall require that the Independent Distribution Consultant submit the Distribution Plan for the administration and distribution of disgorgement and penalty funds pursuant to Rule 1101 [17 C.F.R. § 201.1101] of the Commission’s Rules Regarding Disgorgement and Fair Fund Plans. Following a Commission order approving a final plan of disgorgement, as provided in Rule 1104 [17 C.F.R. § 201.1104] of the Commission’s Rules Regarding Disgorgement and Fair Fund Plans, JCM shall require that the Independent Distribution Consultant, with JCM, take all necessary and appropriate steps to administer the final plan for distribution of disgorgement and penalty funds.

e.	JCM shall require that the Independent Distribution Consultant, for the period of the engagement and for a period of two years from completion of the engagement, not enter into any employment, consultant, attorney-client, auditing or other professional relationship with JCM, or any of its present or former affiliates, directors, officers, employees, or agents acting in their capacity as such. JCM shall require that any firm with which the Independent Distribution Consultant is affiliated in performance of his or her duties under the Order not, without prior written consent of a majority of the independent Trustees and the staff of the Commission, enter into any employment, consultant, attorney-client, auditing or other professional relationship with JCM, or any of its present or former affiliates, directors, officers, employees, or agents acting in their capacity as such for the period of the engagement and for a period of two years after the engagement.

     34. Certification. No later than twenty-four months after the date of entry of the Order, the chief executive officer of JCM shall certify to the Commission in writing that JCM has fully adopted and complied in all material respects with the undertakings set forth in this section III and with the recommendations of the Independent Compliance Consultant or, in the event of material non-adoption or non-compliance, shall describe such material non-adoption and non-compliance.

     35. Recordkeeping. JCM shall preserve for a period not less than six years from the end of the fiscal year last used, the first two years in an easily accessible place, any record of JCM’s compliance with the undertakings set forth in this section III.

     36. Deadlines. For good cause shown, the Commission’s staff may extend any of the procedural dates set forth above.

IV.

In view of the foregoing, the Commission deems it appropriate in the public interest and for the protection of investors to impose the sanctions agreed to in JCM’s Offer. Accordingly, it is hereby ORDERED, effective immediately, that:

     A. Pursuant to Section 203(e) of the Advisers Act, JCM is hereby censured.

     B. Pursuant to Section 203(k) of the Advisers Act and Section 9(f) of the Investment Company Act, JCM shall cease and desist from committing or causing any violations and any future violations of Sections 206(1) and 206(2) of the Advisers Act and Sections 17(d) and 34(b) of the Investment Company Act and Rule 17d-1 thereunder.

     C. JCM shall comply with the undertakings set forth in paragraphs 30 through 35 above.

     D. Disgorgement and Civil Money Penalties

     1. JCM shall pay disgorgement in the total amount of $50 million (“Disgorgement”) and a civil money penalties in the amount of $50 million (“Penalties”), for a total payment of $100 million.

     2. There shall be, pursuant to Section 308(a) of the Sarbanes-Oxley Act of 2002, a Fair Fund established for the funds described in Section IV.D.1. Regardless of whether any such Fair Fund distribution is made, amounts ordered to be paid as civil money penalties pursuant to this Order shall be treated as penalties paid to the government for all purposes, including all tax purposes. To preserve the deterrent effect of the civil penalty, JCM agrees that it shall not, after offset or reduction in any Related Investor Action for the amount of the disgorgement paid by it, further benefit by offset or reduction of any part of the civil penalty paid by it (“JCM Penalty

Offset”). If the court in any Related Investor Action grants such an offset or reduction, JCM agrees that it shall, within 30 days after entry of a final order granting the offset or reduction, notify the Commission’s counsel in this action and pay the amount of the JCM Penalty Offset to the United States Treasury or to a Fair Fund, as the Commission directs. Such a payment shall not be deemed an additional civil penalty and shall not be deemed to change the amount of the civil penalty imposed against JCM in this proceeding. For purposes of this paragraph, a “Related Investor Action” means a private damages action brought against JCM by or on behalf of one or more investors based on substantially the same facts as those set forth in the Order.

     3. Pursuant to an escrow agreement not unacceptable to the staff of the Commission, JCM shall, within 30 days of the entry of this Order, pay the funds described in Section IV.D.1. into an escrow account. The escrow agreement shall, among other things: (1) require that all funds in escrow be invested as soon as reasonably possible and to the extent practicable in short-term U.S. Treasury securities with maturities not to exceed six months; (2) name an escrow agent who shall be appropriately bonded; and (3) provide that escrowed funds be disbursed only pursuant to an order of the Commission. JCM shall be responsible for all costs associated with the escrow agreement.

     E. Other Obligations and Requirements. Nothing in this Order shall relieve JCM or any Janus fund of any other applicable legal obligation or requirement, including any rule adopted by the Commission subsequent to this Order.

     By the Commission.

Jonathan G. Katz Secretary